SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2008

Omega United, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-52137	27-0005846
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7805 NW 15th Street

Miami, FL 33126

(Address of Principal Executive Offices)

(305) 599-1812

(Issuer Telephone Number)

733 West Montgomery

Spokane, WA 99205

(509) 993-3211

(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement

The Securities Exchange Agreement

On April 15, 2008, we entered into and closed an Agreement Concerning the Exchange of Securities between Omega United, Inc. (“Omega”) and SkyPostal, Inc. and the Security Holders of SkyPostal (the “Securities Exchange”).  Pursuant to the Securities Exchange, we issued 29,000,000 shares of our common stock for all of the issued and outstanding common stock of SkyPostal, Inc. As of April 15, 2008 we have issued an additional 10,360,000 shares in exchange for an equal number of shares of SkyPostal, Inc sold in a SkyPostal, Inc. March 1, 2008 private placement to a European group of SkyPostal, Inc. investors. The private placement is for a total of $10,000,000 of which $5,180,000 has been received as of April 15, 2008.  In addition, as of  April 15, 2008 we have received stock subscription agreements totaling $1,122,290 for the purchase of 2,244,580 shares for wish payment has not yet been received. We also issued 3,553,534 stock options, warrants and convertible debt in exchange for an equal number of stock options, warrants and convertible debt previously issued by SkyPostal, Inc.. The warrants and options are exerciseable and the convertible debt is convertible at $.50 per share into our common stock at various times between April 15, 2008 and March 1, 2011.  Prior to closing the Securities Exchange, we had 9,000,000 shares of common stock outstanding after giving effect to the retirement of 25,420,500 shares previously held by our two executive officers and directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

See “Item 1.01 Entry into a Material Definitive Agreement” above.

We are using Alternative 3 in Form 10-SB. The Item references below are to the items in Form 10-SB. The use of the terms “SkyPostal,” the “Company,” “we,” “us,” “our” or similar words below, refer to the combined operations of Omega United, Inc. and SkyPostal, Inc. following the completion of the Securities Exchange.

PART I

Item 1. General Overview of the Business

Introduction

We are an international mail distribution company based in Miami, Florida that specializes in the hand delivery to final addressees of commercial mail and periodicals mailed into the Latin America-Caribbean region (LAC) from the United States and Europe.  SkyPostal is one of the largest private mail networks in Latin America handling mail from European postal administrations, major periodical, magazine and catalog publishers, international mailers and financial institutions based in Europe and the United States that require time defined and reliable delivery of their mail or magazines.  The SkyPostal service is supported by a web-based proprietary tracking system, PosTrac, that will allow our  clients to track the status of their mailings and our delivery performance.

Our Corporate History

We were organized as a Nevada corporation on June 3, 1998 as an online entertainment booking service. Through December 31, 2007 we did not have any revenue, were in the development stage and indicated in our reports filed with the Securities and Exchange Commission that we were a shell company under Rule 12b-2 of the Securities Exchange Act.

Our Offices and Other Corporate Information

Our principal executive offices are located at 7805 NW 15th Street, Miami, FL 33126 and our telephone number is (305) 599-1812.

Risk Factors

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before purchasing any shares of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occurs, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy shares of our common stock.

Risks Related to Our Company

We rely on our relationships with major state owned and private postal operators and cannot be assured that these relationships will be sustained, in which event our revenue and any profitability would be reduced.

SkyPostal has agreements with government postal services, such as the French postal service and Deutsche Post’s DHL Global Mail, to deliver commercial mail into the LAC.  We also deliver mail to the LAC for a number of large international companies. The agreements may generally be cancelled on 30 days’ notice and do not require any minimum quantities of mail to be delivered by us. There can be no guarantee that the level of future mail to be delivered from current clients will continue.  A material decrease in tonnage from any of our major mailers, or the loss of any of our larger clients, would reduce our revenue and any profitability. In addition, to the extent that new clients are added, whether following the loss of existing clients or otherwise, we may incur substantial start-up expenses in initiating services to new clients.

SkyPostal’s growth may be dependent on our ability to complete acquisitions and integrate the operations of acquired businesses, in the absence of which our revenue would be reduced from anticipated levels and our expenses would be elevated.

We expect that a significant portion of our growth may be achieved through acquisitions of other private postal delivery companies, and our growth strategy includes such acquisitions.  We may not be able to make acquisitions in the future and any acquisitions that are made may not be successful.  Furthermore, future acquisitions may have a material adverse effect upon operating results, particularly in periods immediately following the consummation of those transactions while the operations of the acquired businesses are being integrated into SkyPostal’s operations.

Achieving the benefits of acquisitions depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the business of the acquired company into SkyPostal’s purchasing programs, distribution network, marketing programs and reporting and information systems.  We may not be able to successfully integrate the acquired company’s operations or personnel, or realize the anticipated benefits of the acquisition.  SkyPostal’s ability to integrate acquisitions may be adversely affected by many factors, including the size of the business acquired and the allocation of its limited management resources among various integration efforts.

In connection with the acquisition of businesses in the future, SkyPostal may decide to consolidate the operations of an acquired business with existing operations or make other changes with respect to the acquired business, which could result in special charges or other expenses.  Results of operations also may be adversely affected by expenses incurred in making acquisitions, by amortization of acquisition-related intangible assets and by additional depreciation expense attributable to acquired assets.  Any of the businesses acquired may also have liabilities or adverse operating issues, including some not discovered before the acquisition.  Additionally, our ability to make any future acquisitions may depend upon obtaining additional financing, and we may not be able to obtain additional financing on acceptable terms or at all.  To the extent that SkyPostal seeks to acquire other businesses in exchange for its common stock, fluctuations in the stock price could have a material adverse effect on our ability to complete acquisitions.

While SkyPostal’s corporate plans call for the acquisition of additional businesses, managing growth may be difficult and the actual growth rate may decline, thereby reducing revenue and increasing expenses.

SkyPostal’s growth has placed and will continue to place significant demands on administrative, operational and financial resources, and we may not be able to successfully integrate the operations of acquired businesses with our existing operations, which could have a material adverse effect on the business, and growth may not continue.  To the extent that our customer base and our services continue to grow, this growth will place a significant demand on our managerial, administrative, operational and financial resources.  Future performance and results of operations will depend in part on our ability to successfully implement enhancements to our business management systems and to adapt those systems as necessary to respond to changes in the business.

SkyPostal is dependent for success on a few key executive officers, including Albert P. Hernandez.  Our inability to retain those officers would impede its growth strategy, which would have a negative impact on the business and the value of your investment.

SkyPostal’s success is largely dependent on the skills, experience and efforts of Albert P. Hernandez, its Chief Executive Officer, and other key executive officers.  The loss of one or more of the Company’s executive officers could have a material adverse effect upon its growth strategy and future business development, and therefore the value of your investment.  We do not maintain key-man life insurance on any executive officers.  Additionally, any failure to attract and retain qualified employees in the future could also negatively impact our business strategy.

Negative economic and political developments in the Latin American-Caribbean region may reduce our revenue and any profitability.

A large portion of SkyPostal’s operations are located in LAC. As a result, the Company’s financial condition, results of operations and business may be negatively affected by the general condition of LAC’s regional economy, any devaluation of local currencies as compared to the US Dollar, as well as inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in the LAC region.  Any of these events could reduce our revenue and any profitability.

Currency fluctuations or the devaluation and depreciation of local currencies could limit SkyPostal’s ability to convert those currencies into US Dollars or reduce the amount of US Dollars received upon currency conversions.

Decreases in the value of any of the currencies within the LAC region against the US Dollar could cause SkyPostal to incur foreign exchange losses, which would reduce net income.  Severe devaluation or depreciation of the currencies of countries in the LAC region may also result in governmental intervention, as has resulted in Venezuela, or disruption of international foreign exchange markets. This may limit the Company’s ability to transfer or convert those currencies into US Dollars and other currencies. To the extent that a foreign government institutes restrictive exchange control policies in the future, SkyPostal’s ability to transfer or convert foreign currencies into US Dollars may be limited.

SkyPostal may need to raise additional capital, which could dilute the ownership interests of existing shareholders and cause the issuance of securities with preferences and privileges superior to our common stock.

We may need to raise additional funds in the future.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the current stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of the common stock and may have covenants which impose restrictions on the Company’s operations.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers and directors own 16,745,689 shares of our common stock or approximately 34.6% of our outstanding common stock. Accordingly, these individuals will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.

SEC Rule 15g-9, as amended, establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stock for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stock and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stock, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stock are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•                  the basis on which the broker or dealer made the suitability determination, and

•                  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stock has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC Bulletin Board securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Bulletin Board reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•                  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•                  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•                  “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•                  Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•                  Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market price of our common stock may be volatile.

The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future, so any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock by significant stockholders into the public market could cause a decrease in the market price of our common stock.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent the Company from producing reliable financial reports or identifying fraud.  In addition, shareholders could lose confidence in the Company’s financial reporting, which could have an adverse effect on its stock price.

Effective internal controls are necessary for the Company to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude the Company from accomplishing these critical functions.  The Company will be required to document and test its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of the Company’s internal controls over financial reporting and a report by its independent registered public accounting firm addressing these assessments.  We recently hired a full time Chief Financial Officer to augment our internal controls procedures and expand our accounting staff, but there is no guarantee that these efforts will be adequate.

During the course of the Company’s testing, it may identify deficiencies which the Company may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if the Company fails to maintain the adequacy of its internal accounting controls, as such standards are modified, supplemented or amended from time to time, the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause the Company to face regulatory action and also cause investors to lose confidence in its reported financial information, either of which could have an adverse effect on the Company’s stock price.

Our Business

We are an international mail distribution company based in Miami, Florida that specializes in the hand delivery to final addressees of commercial mail and periodicals mailed into the Latin America-Caribbean region (LAC) from the United States and Europe.  SkyPostal is one of the largest private mail networks in Latin America handling mail from European postal administrations, major periodical, magazine and catalog publishers, international mailers and financial institutions based in Europe and the United States that require time defined and reliable delivery of their mail or magazines.  The SkyPostal service is supported by a web-based proprietary tracking system, PosTrac,  which allows our  clients to track the status of their mailings and our delivery performance.

As a region wide, cross border private postal service, SkyPostal offers solutions for reliable, low cost, time defined, and trackable mail service in LAC. The Public Postal agencies in LAC, regulated by the Universal Postal Union (UPU), an agency of the United Nations, face artificially high inter country mail tariffs (terminal dues), inefficiencies with little or no technology and poor mail service.  According to research based on mailing tests from Europe and the US conducted by an independent testing agency in 2003, approximately 30% of the mail destined for delivery to LAC never gets delivered to its final destination.

SkyPostal is one of the largest facilitators of mail delivery from Europe and the US into LAC. La Poste (France), Deutsche Post/DHL Global Mail (Germany), Swiss Post, Belgian Post, Dutch Post (Spring), New Zealand Post and other progressive posts have established commercial postal operations in countries outside their borders to compete with the national post offices for international mail. This is most prevalent in the US and UK, the world’s largest postal markets. These operations seek alternative delivery systems to the national post offices in the LAC countries. SkyPostal fills this need by providing improved service, lower costs and better technology compared to the UPU Network of public post offices in LAC.  Currently our largest customers are the French and German National Posts for which we handle mail originating in their home countries as well as their Extraterritorial Offices of Exchange (ETOEs). We also service other European post offices’ cross border companies and major mail consolidators, acting as a “middle man” in the delivery of mail into the region.

SkyPostal believes it has the opportunity to consolidate through acquisition parts of the mail delivery chain to LAC. As a result of postal liberalization (discussed below), an opportunity exists to consolidate the “last mile,” which is the actual hand delivery of mail. There are hundreds of private postal delivery companies in each country throughout the region. SkyPostal has contracted with many top tier companies in each of these countries for its deliveries. The Company intends to seek to acquire some of its strategic delivery partners or similar competitors. It will also seek to acquire other private postal companies in the same markets and consolidate its customers into its operations. Throughout LAC there can often be up to six different deliveries to the same address from different companies every day. Consolidation could result in an increase in revenue without a corresponding increase in delivery cost.

The second part of the “last mile” consolidation is to complete the roll out PosTrac, the Company’s under-development GPS based delivery technology, which will provide “proof of delivery” for regular post, without actually getting a signature from the recipient.  Nearly half of all packages sent via FedEx, UPS, etc., are not time sensitive, but the customer and the shipper want tracking and proof of delivery. When PosTrac is rolled out, region by region, the Company projects it will be able to capture a portion of the non critical segment from the relatively expensive express delivery networks.  The Company anticipates, but cannot assure, that field implementation of the PosTrac technology will commence by January, 2009.

Other acquisition targets include wholesale mail consolidators in Europe, the UK and US. These companies are the second step in international delivery. They collect the mail from the “retailers” (companies that have the customer originating the post), consolidate shipments to reduce cost and deliver, either by truck or air, to the final destination city. The Company believes this will allow it to grow without becoming involved in the retail side of the sales process.

Postal Liberalization

Several of the major national postal services have been privatized and the postal monopoly eliminated in certain countries, particularly in Western Europe. This trend has caused intense competition. Most of the large European Postal Services have started marketing their services outside their national borders.  As a result, the cross-border postal operators are seeking technological advancement to differentiate their product and are constantly striving to improve service at a lower cost than current UPU terminal dues, which is what a country pays to the destination country for mail delivery.  Currently a European country pays a LAC country approximately US $6.10 per kilo (2.2 lbs), which averages $.41 per mail item for delivery based on a worldwide average of 15 items per kilo (IPK) or 67 grams (2.4 ounces). SkyPostal’s average is 7 IPK or 143 grams (5 ounces) and the delivery company’s costs per item are approximately $.10-$.15. The commercially progressive posts in Europe have started to build and/or have entered into strategic alliances with less costly and more efficient alternative mail delivery systems (such as private postal operators like SkyPostal) replacing the antiquated and inefficient UPU Public Postal Network consisting of the national post offices in each country. We believe that as the terminal dues costs increase, without a corresponding improvement in service and technology in the developing countries public postal systems, the industrialized countries national postal services will seek alternative means to deliver their mail and parcel post more efficiently and at lower costs.

PosTrac and GPS-PDA Technology

Most of the private postal services that form part of the SkyPostal hand delivery network have little or no technology capable of tracking individual mail items. The messengers are not provided with any PDA and instead use manual manifests. There is very little control on the messenger when he makes delivery. The Company believes that when developed, the PosTrac PDA scanner, using GPS will ensure that the messenger delivers to the correct address and records the exact time the item was delivered. By using a digital address bar code on the mail item, upon scanning, the GPS triangulation checks to make sure that the messenger is delivering at the correct location. The PDA will also calculate the messenger’s pay, since it lends itself to compensating the messenger per GPS validated delivery instead of hourly. Thus, we anticipate that every address will have an eight digit alpha-numeric GPS address accurate to within 10 meters radius. We anticipate completing the development and field testing of PosTrac by October, 2008 and beginning implementation and roll out of the technology by January, 2009.

The US Postal Service through extensive research has identified a need for Intelligent Mail. Intelligent Mail is defined as mail that is bar coded and tracked from posting to final delivery. The USPS has invested in technology and equipment to be able to provide this capability domestically. In November, 2004 it ordered 300,000 handheld scanners from Motorola at a cost of $300 million. These scanners are not GPS equipped.

In 2008 the US mail industry will undergo the next major change: widespread deployment of the Intelligent Mail barcode requirement, a change that will be largely invisible to consumers but that has vast implications for business mailers of all sizes. The Intelligent Mail barcode is the tool that the USPS will use to dramatically enhance its service to commercial mailers and effective May 2009 all commercial mail will be required to have the intelligent mail bar code in order to obtain automation discounts. The barcode has the capacity to uniquely identify every piece of mail entering the postal system, a first for the Postal Service. This technology will enable unprecedented visibility into the postal network for mailers and for the USPS itself, opening the door to a host of new and valuable opportunities for companies to make their mailings even more efficient and effective. The USPS cannot offer Intelligent Mail service internationally since most foreign posts, especially in LAC, cannot afford the scanner equipment and systems. SkyPostal intends to continue development of PosTrac and offer the USPS the equivalent of Intelligent Mail delivery service in LAC using the SkyPostal private postal network equipped with GPS PDAs. This service would be very valuable particularly when applied to USPS international parcel post service, which today does not provide a signature or delivery confirmation.

Descriptive Addresses in LAC

One of the biggest challenges facing most postal administrations in the LAC region is the lack of an efficient address system. In most countries, addresses are descriptive and postal codes have not been established or poorly developed.  An analysis of the top 20 postal administrations ranked by total country population, indicates that only eight have postal codes, but in only three countries are postal codes used by businesses because the postal services have not enforced or promoted the use of postal codes. The lack of postal codes and the use of descriptive addresses preclude any possibility of automation. Without automation, the postal administrations will not be able to improve the efficiencies of their mail delivery operations.

Direct Mail Response Marketing Industry in Latin America

There is very little direct mail marketing in Latin America. According to the UPU Report “Development of Postal Services in 2006” (Nov 2007) the average letter post items posted per capita in the US was 404 while in LAC it was only 19. The world average was 67 letter post mail items per capita. US and European direct response marketers have sought consumer mailing lists, but the quality and reliability is very poor. In addition, those US marketers who have used the USPS or their National Postal Service to deliver the mail items have become disappointed with the results since the USPS depends on the UPU Network of National Postal Services to deliver the mail in country.  In addition, the mailing response is poor because of the lack of good addressing systems, postal codes and unavailability of list updating services.

Even if the lists were available, the management of the mailing lists would be a daunting task since the majority of the countries use descriptive four line addresses that can be written in many different styles. Without postal codes, street names and house numbers, the tools familiar to US and European marketers such as the merge-purge of lists, segmentation of mailing lists by income, demographics and other selection criteria is currently almost impossible.

Today the majority of the postal administrations in Latin America do not return undeliverable direct mail either to the local mailer or to the USPS or European postal service. Thus the mailer is not able to update its mailing lists.

Market Overview and Opportunities

As reported by the UPU in its Worldwide Postal Statistics Report for 2006, first class letter mail volumes are stabilizing, but the growth in parcel post volumes is continuing, and postal revenue is sharply up. Advertising/direct marketing items had a positive impact on mail volumes, which have faced heavy competition from electronic communications over the past few years. Volumes of international letter posts (5.5 billion items) were down 2% overall in 2006, though there was wide regional variation, with volumes up 8.1% in the LAC region. With a total of 6.235 billion items in the domestic and international services combined, parcel post traffic was up 4.8% in 2006 compared to 2005. For the international service, Eastern Europe and the Commonwealth of Independent States (CIS) had the biggest increase (+21.4%). The delivery of merchandise ordered via the Internet is considered to be one of the growth factors. With a total of USD $308.1 billion, worldwide postal revenue was up 13% compared to 2005. This growth was shared by three-quarters of UPU’s 191 member countries. Letter post still generates more than half (52.3%) of operating revenue, but this figure was 7.7% lower than in 2005. Meanwhile, revenue generated by parcels and logistics services rose by 6% in 2006 to contribute 27% of global revenue.

SkyPostal operates in a specific market niche for the reliable, time defined (as contrasted with time sensitive) international delivery of business correspondence, bank statements, publications and small parcels addressed to LAC consumers and businesses. The potential market for this service, on a regional basis was estimated in 2005 by the UPU to be between $1.0 to $1.8 billion. In 2005, the population of LAC exceeded 559 million and over 11 billion mail items were delivered in the region. The Population Reference Bureau projects that the population will grow by 200 million by 2025. We estimate the USPS market for mail origin from the US to LAC is approximately $200 million per year.

The latest UPU report titled “Development of Postal Services in 2006” published in November, 2007 indicates that most postal operators in LAC have reported only a 0.4% increase in letter post volumes handled by their post offices. According to markets surveys of local postal operators, domestic commercial mail delivered by the national postal services in 2007, in most of the region averages about 50% market share, and as low as 10% in Paraguay and 13% in Peru. In Mexico, it is estimated the national post in 2007 had a 50% share of the commercial mail market with the private postal operators, Brazil 85%, Argentina 45%. The local private hand-delivery messenger services have captured most of the domestic business mail delivery market for bank statements, invoices and payments and continue to pose a serious threat to the national postal services market share.

The number of local private postal messenger services has significantly increased over the past 10 years, as businesses have searched for more efficient alternatives to deliver their bills. Businesses that traditionally employed their own messengers for delivery of invoices and payments, due to increased labor costs are outsourcing the mail delivery to the private postal operators. These businesses include banks, credit card companies, utility companies and in some LAC countries, even the government uses private companies for the delivery of its tax forms.

European postal operators have realized that in order to effectively compete in their markets, they must improve their delivery to LAC. Several of these European postal operators have turned to regional private postal operators who can provide time defined, hand delivery service with limited technology. SkyPostal is one these companies. The Company currently provides among the best service in this niche market and we believe is positioned to be the dominant provider of reliable, time defined international mail delivery in LAC.

Competition

Traditional competitive factors in the mail delivery industry include price per unit of delivery, reliability, timeliness and the application of technologies to improve delivery services. The Latin American competition for postal delivery services is divided into national postal organizations, local private messenger services, express courier firms, and global re-mailers.

National Public Posts.  Most of the LAC public post offices are under-funded, lack technology and have high turnover of top management who usually are political appointees. This results in poor service and continuing loss of market share to the private postal operators.

Private Postal Services.  Unlike the US, where due to the USPS monopoly, it is illegal to deliver mail via a private postal service, in LAC there are over 6,000 private mail services known as “correos privados massivos” to mass distribute commercial documents, bank and credit statements, utility bills, publications and small packets either across town or nationally with limited technology. The National

Postal Service is rarely used by businesses.  These firms operate exclusively within their own boundaries and have limited uses of technologies to confirm the timeliness and reliability of their delivery services.

Global Express Couriers.  At the higher end of the postal services spectrum are the top express integrators that accounted for 12% of global airmail and express cargo in 2004(UPU –WTO 2006 report)  The major players are DHL, FedEx and United Parcel Service (UPS). We estimate that over 50% of the items tendered to these courier companies do not require time critical delivery. Instead the clients would like time specified delivery. Six to eight days delivery would be acceptable in the majority of the cases. The courier companies are used because there is no widely available time defined mail delivery service into Latin America that provides on line tracking visibility at USPS international postal rates. If and when SkyPostal’s low cost Intelligent Mail and PostTrac systems are implemented throughout the region, we believe the need for the much higher priced courier service will decrease substantially.

Global Re-Mailers and Mail Consolidators.  These companies transport mail internationally and arrange for posting in the foreign postal service. The companies operating in Latin America are: Deutsche Post’s DHL Global Mail, United Express, Mail Latin America, ITS and Spring (a company owned 51% by Dutch Post Office). In August 2007, SkyPostal acquired the Spring LAC operations. SkyPostal handles most of DHL Global Mail volumes to LAC.

SkyPostal believes that the cost, reliability and timeliness of its services are superior to most of its LAC competitors and that the development of PosTrac will further improve its competitive position.

Opportunity to Build Regional Private Postal Network

SkyPostal will seek to deploy an acquisition strategy to consolidate postal delivery services in LAC. There are hundreds of possible acquisition candidates in key markets that have good local entrepreneurial management, are undercapitalized and lack technology, which affords the Company an opportunity to consolidate some of these firms. By first building domestic private postal networks linked by the PosTrac system, under the same brand and using a combination of acquisitions and licensing, it will seek to build a branded region wide private postal network. The same clients serviced in one country can be marketed region wide when the network and brand are developed.

In 2004 and 2007 respectively SkyPostal acquired two companies, from LAN, the Chilean Airlines, and from Spring, a competitor in LAC and a subsidiary of the Dutch Post.  SkyPostal’s strategy is to continue to pursue the acquisition of additional private postal delivery companies, using a methodology similar to that utilized by management in previous industry acquisitions in which it purchased intangible operating assets such as trading name, phone numbers, customer list, key contracts and key management with owners keeping other assets and all liabilities.  With the Company’s existing infrastructure, including current contracts with private postal companies and an experienced management team, the Company believes it will be able to integrate additional private postal delivery companies and enterprises gaining economies of scale and eliminating duplicative operational expenses.

Current SkyPostal Hand Delivery Network and Customers

The current SkyPostal network is composed of local “correos privados massivos” (HDPs) who principally deliver bank statements, utility bills, publications, business bills received from local businesses and mail received from abroad via SkyPostal usually consisting of publications, catalogs, commercial correspondence, advertising mail and small parcel post packets.

SkyPostal has entered into delivery agreements with many of the larger local private messengers in all the LAC major countries.  Collectively, they deliver over 65 million items of mail per month and have over 9,000 employees in the region. In each country, there is usually a major HDP in the gateway/capital city who employs his own messengers and relies on an agent network of smaller messenger services to deliver in the rest of the country. PosTrac is expected to tie this network together and permit better delivery data transfer between the network members. The standardization of the service will provide SkyPostal with a uniformed and measurable product throughout the region.

After the deployment of the GPS-PDA each HDP will serve as a “Data Collection Agent” to build a database of GPS coded addresses and mailing lists. SkyPostal has received commitments from several of the electric utility companies in LAC that will cooperate in building the GPS Address databases.  This data will be used to create digital postal codes for the region.

In addition to strategic acquisitions in key markets, once the network is linked with a uniform IT system and standard operating procedures, SkyPostal, will seek to develop and implement a regional licensing system of private postal services which will offer uniform postal products under a brand name. The candidates will be the current SkyPostal service providers and their sub agents. SkyPostal, as one of their largest clients, will seek influence in establishing the operating procedures and use of the IT system.

Our customers consist of major European postal authorities, retailers who sell directly to the producer of the mail, mail consolidators, mail fulfillment houses and re-mailers (also known as wholesalers) in the US and UK.

Following a wave of privatizations in 2000-2005, European postal authorities have begun to compete aggressively with each other. Publishing houses are typical customers, requiring bulk mail delivery service for periodicals to LAC. The foreign postal authorities operating in the US offer these publishers lower prices than, for example, the USPS. They also offer more reliable and time defined delivery. They are able to offer such services because they have the ability to outsource mail delivery into LAC to companies like SkyPostal. These postal authorities realize an average margin of 15% to 20% on such outsourced delivery service, in addition to the marketing benefit of securing for their customers a higher level of service and satisfaction. Retail prospective customers in LAC include banks, publishers, direct marketers, credit card, finance, utility and large multinational companies.

Re-mailers and mail consolidators comprise private mail forwarding services that provide service acting as intermediaries between the retail customers and the postal delivery companies. Re-mailers such as Brokers Worldwide in the US and MailFlight in the UK have strong sales forces and are able to acquire and then outsource business to companies like SkyPostal. Letter shops and fulfillment services also generate international mail, but usually tender their client’s mail to the USPS or national postal service.

Employees

As of March 31, 2008, we had 35 full time employees, including our executive officers.

Item 2. Management’s Discussion and Analysis or Plan of Operation

Forward-Looking Statement and Information

This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management.  The use of words such as “believe,” “anticipates,” “intends, “plans,” “estimates,” “should,” “likely,” or similar expressions, indicates a forward-looking statement.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Many of the factors that will determine these results are beyond our ability to control or predict.  Unit holders are cautioned not to put undue reliance on any forward-looking statements. We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions, which are not statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, changes in technology, economic conditions, competition and pricing, and government regulations.  We caution that assumptions, expectations, projections, intentions, or beliefs about the future events may, and often do, vary from actual results and the differences can be material.  Key factors which could cause actual results to vary from those the Company expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of financing or other capital, as well as uncertainties in estimating proved reserves, forecasting production and drilling results, and uncertainties regarding environmental regulations and litigation.

Results of Operations

The following discussion should be read in conjunction with our audited financial statements and the related notes to the financial statements.

Introduction

SkyPostal, based in Miami, Florida, is an international mail distribution company that specializes in offering hand delivery of commercial mail and periodicals into the Latin America-Caribbean region (LAC).  SkyPostal is one of the largest private cross border mail networks in Latin America handling mail from European postal administrations, major publishers, international mailers, mail consolidators, re-mailers, mail fulfillment houses and financial institutions that require time defined and reliable international delivery of their mail, magazines and parcel post.  The SkyPostal service is supported by a web-based proprietary tracking system, PosTrac, that allows its clients the ability to track their mailings and the Company’s performance.

Overview

SkyPostal provides international, wholesale mail delivery services to 20 major countries in LAC, of which all of the countries would be classified as emerging markets. SkyPostal provides a door-to-door service largely using outsourced transportation via international commercial airlines and local in-country delivery companies, private postal  services and national postal services in some countries. The Company operates a facility in Miami, FL for the sorting and consolidating of mail for shipment to specific countries in Latin America. It out sources its mail sorting facility in London, which processes mail originating in Europe.  By combining the Company’s expertise in international logistics with its outsourced network of in-country private postal services, the Company is one of only a few companies that can reliably deliver international mail in a time defined period to the ultimate recipient in Latin America at substantial costs below the international applicable postage of the origin country.

The Company generates revenue based on the tonnage of mail delivered, measured in kilograms, based on the distance to deliver, contract terms for committed annual tonnage or service and volume discounts. Approximately 42% of 2007 revenue was from customers that have entered into annual contracts.

The Company manages its business based on where the mail originates or the source of the mail, which results in two segments, as shown below:

US Operations—international mail and parcel post originating from commercial re-mailers, mail consolidators, mail fulfillment houses and US facilities of international Postal Administrations operating in the US.

Foreign Operations—international mail and parcel post originating outside the US principally Europe and LAC, from commercial re-mailers, mail wholesalers, local private postal services, international delivery companies and national postal administrations not based in the US.  Mail originating in Europe is destined to LAC. Mail originating in LAC is principally destined to the US, Europe and Far East.

Segment results presented in this item are not necessarily indicative of the results of operations these segments would have achieved had they operated as stand-alone entities during the periods presented.

Our analysis presented below is organized to provide the information we believe will be useful for understanding the relevant trends going forward; however, this discussion should be read in conjunction with the entirety of this Form 8-K.

US Operations

The Company provided mail and parcel post delivery services to LAC for 43 mailers, mail wholesalers and international mail consolidators companies in 2007. These customers typically have executed one- year contracts that provide for a fixed rate per kilo by destination country delivered throughout the contract period, cancellation rights related to sustained non-performance and automatic renewal provisions. The five largest customers in this segment accounted for 75% of total revenue for this segment and the largest customer alone accounted for 24.9% of this segment.

Foreign Operations

The Company provided mail delivery services in LAC for 47 non-US-based mailers, such as magazine publishers, principally in Europe and LAC during 2007. This segment also includes most of the customers that are national postal systems headquartered outside the US and their related operations outside the US and mail consolidators and re-mailers. These customers typically have executed one-year contracts that provide for a fixed rate per kilo delivered throughout the contract period, cancellation rights related to sustained non-performance and automatic renewal provisions. The five largest customer in this segment accounted for 78.1% of total revenue for this segment and the largest customer alone accounted for 37.6%.

Performance Measures

In managing the operations and assessing the financial performance, management supplements the information provided by financial statements with several customer–focused performance metrics, including:

•                  Monthly Tonnage. This is a metric that measures the total volume of mail delivered in kilograms for all customers during a calendar month. Management uses tonnage to help evaluate how changes in our business, including changes in our service offerings and fees, affect the costs of operations and to forecast future revenue. In addition, tonnage provides management with a useful measure to compare our revenue in a seasonally adjusted way. We believe investors use tonnage primarily as a tool to evaluate changes in revenue and costs and to determine possible future trends in Company revenue and costs.

•                  Revenue per Kilogram. This metric measures total revenue for the period divided by the kilograms of mail delivered in the same period. Management uses revenue per kilogram to measure the effect of the changes in customers, services and fees on the overall revenue of the Company and to forecast future revenues. The Company does not disclose this information publicly.

•                  Revenue per Kilogram per Customer.  This metric is measured in the same way as revenue per kilogram, but it is calculated by specific customer. Management uses this measure to monitor compliance with customer contracts and as one of several controls to insure that customers are billed correctly. The Company does not disclose this information publicly.

•                  Delivery Cost per Kilogram.  This metric measures the total cash costs included in the cost of delivery for a period divided by the kilograms of mail delivered in the same period. The Company recognizes all depreciation expense (non-cash) as general and administrative expense because the historic cost of mail handling equipment in total property and equipment is small in comparison with other equipment such as office and computer equipment and computer software. This metric enables management to understand the effect of variances in tonnage on the cost of delivery and to estimate future cost of delivery. The Company does not disclose this information publicly.

•                  Margin per Kilogram.  This metric is measured as the difference between revenue per kilogram and the delivery cost per kilogram. Management uses this metric as one means to gauge the profitability of customers and to evaluate the effect of changes in service fees for customers.

Measurements of tonnage are not recorded in accordance with US GAAP because such measurements are not subject to GAAP as currently defined. The Company determines tonnage in kilograms based on actual measurements taken at facilities where mail is sorted. These measurements are not observed by any third party but any variance in measurement may be the matter for a billing dispute with a customer. Management believes that any billing disputes with customers related to tonnage measurement have been insignificant.

Critical Accounting Policies and Estimates

Use of Estimates

Our discussion and analysis of financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with US GAAP. The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the amount of uncollectible accounts receivable, the amount to be paid for the settlement of liabilities for services included in cost of sales and accounts payable, the amount to be paid for tax liabilities, accrued expenses, and the estimated useful lives for amortizable property and equipment. Actual results could differ from those estimates.

Making estimates with respect to cost of sales requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect on the financial statements of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results regarding estimates in the cost of sales could differ materially from our estimates.

Revenue Recognition

Revenue is recognized upon delivery of a letter or package in accordance with Emerging Issues Task Force 91-9, Revenue and Expense Recognition for Freight Services.

Cost of delivery

Cost of Delivery is comprised of postage, export line haul costs, clearance costs, and hand delivery costs.

Stock Based Compensation Plan

The Company sponsors a stock option plan under which incentive stock options may be granted periodically to certain employees, directors, and consultants that provide services to the Company.  The Company’s stock options have an exercise price equal to the stock price on the date of the grant and vest over one to three years after the grant date.  The required disclosures related to the Company’s stock-based employee compensation plan are included in its Financial Statements. Effective January 1, 2006, the Company adopted SFAS No. 123R, Share-Based  Payment, using the modified prospective transition method.  The modified prospective transition method was applied to new awards, to any outstanding awards, and to awards that were forfeited after January 1, 2006.  The Company did not issue any awards prior to January 1, 2006.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. A considerable amount of judgment is required in assessing the ultimate realization of these receivables, including the current credit-worthiness of each customer. Although results of prior estimates have been in line with management’s expectations, should the financial condition of our customers deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

Capitalized Software Development Costs

Research and development costs are expensed as incurred.  Software and PDA development costs incurred subsequent to establishing technological feasibility through the general release of the software products are capitalized, within property and equipment, in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  Technological feasibility is demonstrated by the completion of a working model.

Acquisition of List of Accounts and Subsequent Disposal

On August 16, 2007, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with an unrelated company (the “Seller”).  As part of the Purchase Agreement, the Company agreed to acquire a list of accounts (the “List”) and certain assets for $1,000, assume certain leases and retain certain employees of the Seller.  Subsequent to the acquisition, the Company continues to use the List but terminated the exployees and cancelled one of the leases assumed.  The costs incurred amounted to approximately $278,000 and were accounted for in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and are included in operating expenses in the statements of operations.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets which ranges from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the respective lease term or the estimated useful life of the asset.

Business Concentrations and Credit Risk

Financial instruments that subject us to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. We maintain all our cash and cash equivalents in two financial institutions. Any excess cash not required for daily operations is invested in overnight US Treasury bills. We perform periodic evaluations of the relative credit standing of these institutions. Our customers are primarily concentrated in the US, Europe and LAC. We perform ongoing credit evaluations, generally do not require collateral, and establish an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. To date, actual losses have been within management’s expectations and have been less than 0.5% of sales.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Results of Operations

Effective August 16, 2007, the Company acquired the LAC operations of G3 WORLDWIDE (US) INC (Spring) trading as Spring Global Mail.  The Company incurred an operating expense of approximately $278,000 in acquiring the operating assets, contracts and employee termination costs of Spring related to their business of cross-border mail distribution in LAC. Pursuant to the Asset Purchase Agreement, the Company, Spring and Spring’s parent company, G3 Worldwide Mail, N.V., and its affiliates (the “G3 Group”) entered into a Distribution Agreement whereby the G3 Group will use the Company on an exclusive basis to deliver all their mail in LAC and the Company may use G3 Group facilities in Brussels and Canada for the delivery of mail in Canada and Europe. Under the Distribution Agreement, Spring will continue to invoice their Canadian and European customers for the services related to the delivery of mail to LAC. The Company will bill Spring clients in LAC. Beginning in August 2007 the results of the acquisition were reflected largely in the results for the Foreign Operations segment of the Company’s business.

Share Option Agreement

On April 1, 2007 the Company agreed to a mandatory redemption with a shareholder of 3,200,000 shares at a price per share of $1.00. This shareholder on May 15, 2006 had assumed Company bank loans totaling $3,197,000 in exchange for 3,144,608 shares ($1.02 per share) as a condition placed by the investment banker to undertake a listing on the London Stock Exchange Alternative Investment Market (AIM). In as much as the Company was unsuccessful in raising the minimum capital required to support a listing, the Company on April 1, 2007 granted the shareholder a Put Option to redeem 160,000 shares per quarter beginning April 1, 2008 at a price of $1.00 per share. The Option Agreement expires January 2nd, 2013.The shareholder did not exercise his option at April 1, 2008. At December 31, 2007, the Company stock price was valued at $.50 per share. Accordingly, a liability of $1,600,000 has been recorded for the difference between the stock price at December 31, 2007 and the exercise price times the number of shares. The liability will be adjusted based on the Company’s stock price at the end of each reporting period. Any shares that are ultimately repurchased will be recorded as treasury stock at fair value of the shares at the time of repurchase.

Our operations have resulted in Operating Losses and a Net Loss every year since the Company was incorporated, including each of the years from 2005 to 2007. In part this results from the Company’s failure to secure sufficient customers and related mail tonnage to cover operating and other expenses and its investments in the PosTrac GPS based mail delivery technology. Management believes that increasing tonnage and tonnage per customer and adding new customers are key factors to achieve an Operating Profit and Operating Income. Management also believes that a lack of sufficient capital has restricted the ability of the Company to increase tonnage, add new customers or acquire companies with existing tonnage. The Company attempted to increase its capital beginning in 2006 and incurred considerable expense and management time in 2006 and 2007 in an attempt to seek a listing on the London Stock Exchange-AIM Listing. While stock subscriptions for the Aim Listing totaled approximately $5.5 million, the Nominated Advisor for the listing deemed this amount to be insufficient for the Company to execute its business plan. During the process of seeking the AIM Listing, the Company secured certain convertible loans from the underwriters for this listing totaling $3,606,550 and convertible into 6,966,629 common shares. At March 31, 2008 the total of the convertible notes outstanding was $2,968,440 including accrued interest of $361,890. In conjunction with a private placement the Company has undertaken in Europe to raise $10 million in capital, most of the convertible note holders have converted their notes and accrued interest totaling $2,568,079 into 6,048,154 shares of the Company’s common stock effective March 31, 2008.

At April 15, 2008 the Company had outstanding 4 convertible notes totaling $600,000 due June 30, 2008 convertible at $.50 per share. These notes have 600,000 warrants attached with a strike price of $.50 per share exercisable until March 1, 2011.

At April 15, 2008 the company had outstanding a convertible promissory note due May 15, 2008 in the amount of $401,819 including accrued interest convertible at $.56 per share

As part of the consideration for assistance in the private placement, the placing agent, Falcon Capital, LLP, will receive a fee equal to 10% of the total shares sold. As of April 15, 2008, the placing agent has earned 1,036,000 warrants at a strike price of $.50 per share exercisable until March 1, 2011.

The Company manages its business using the two segments—US Operations and Foreign Operations—which were described earlier in this item. However, the Company does not capture complete delivery costs by segment because each segment uses shared services at its sorting facility in Miami and third party facility in London. Consequently, the following information related to the statements of operations reflects the results for the two segments combined, which is the totality of the Company’s operations.

The following tables sets forth, for the years indicated, consolidated statements of operations information and information from our consolidated statements of operations expressed as a percentage of revenue.

Comparison of Years ended Dec 31, 2007, 2006 & 2005

	Year Ended December 31,
	2007	% of Revenue	2006	% of Revenue	2005	% of Revenue
NET REVENUES	8,696,145	100	5,914,683	100	5,277,114	100

OPERATING EXPENSES
Cost of Delivery	6,976,947	80.2	4,776,654	80.8	4,535,184	85.9
General and Administrative	3,526,385	40.6	2,538,401	42.9	2,278,439	43.2
Factoring Fees	296,104	3.4	360,882	6.1	269,216	5.1
TOTAL OPERATING EXPENSES	10,799,436	124.2	7,675,937	129.8	7,082,839	134.2

OPERATING LOSS	(2,103,291)	-24.2	(1,761,254)	-29.8	(1,805,725)	-34.2

OTHER OPERATING EXPENSES
Interest	564,130	6.5	374,368	6.3	276,216	5.2
Initial Public Offering Expenses	—	0.0	578,164	9.8	—	0.0
Reverse Merger Expense	128,530	1.5	—	0.0	—	0.0
Excess Value of Put Options	1,600,000	18.4	—	0.0	—	0.0
Other	222,772	2.6	(124,913)	-2.1	30,434	0.6
TOTAL OTHER EXPENSES	2,515,432	28.9	827,619	14.0	306,650	5.8

NET LOSS	(4,618,723)	-53.1	(2,588,873)	-43.8	(2,112,375)	-40.0

	Year Ended December 31,		Change
	2007	2006	Amount	Percent
NET REVENUES	8,696,145	5,914,683	2,781,462	47.0

OPERATING EXPENSES
Cost of Delivery	6,976,947	4,776,654	2,200,293	46.1
General and Administrative	3,526,385	2,538,401	987,984	38.9
Factoring Fees	296,104	360,882	(64,778)	(17.9)
TOTAL OPERATING EXPENSES	10,799,436	7,675,937	3,123,499	40.7

OPERATING LOSS	(2,103,291)	(1,761,254)	(342,037)	19.4

OTHER OPERATING EXPENSES
Interest	564,130	374,368	189,762	50.7
Initial Public Offering expenses	—	578,164	(578,164)	(100.0)
Reverse Merger Expense	128,530	—	128,530	na
Excess Value of Put Options	1,600,000	—	1,600,000	na
Other	222,772	(124,913)	347,685	(278.3)
TOTAL OTHER EXPENSES	2,515,432	827,619	1,687,813	203.9

NET LOSS	(4,618,723)	(2,588,873)	(2,029,850)	78.4

Revenue

Revenue increased in 2007 due to the increased tonnage of mail delivered and better rates paid by customers in International Operations, which is largely attributable to the Spring acquisition and the acquisition of new clients.

Operating Expenses

Cost of Delivery. This expense increased principally due to increased tonnage in 2007 and to increases in certain costs related to inbound US mail originating in LAC and tendered to the US Postal Service.

General and Administrative.   The increased expense is attributable primarily to increased salary expense for a new member of senior management, the expensing of stock options granted to certain members of senior management, the option expense related to a service agreement with an advisor to the Company and the costs of the Spring acquisition.

Factoring Fees. The Company’s ability to secure financing outside of its factoring relationship lead to lower factoring fees in 2007.

Operating Loss

The Operating Loss in 2007 increased despite a continued increase in tonnage and an increase in the margin between revenue and delivery cost per kilogram due to the increase in General and Administrative expenses as discussed above.

Other Operating Expense

Interest.  The Company’s borrowings increased in 2007 and the reliance on financing at 18-24% per annum, plus accrued interest on the convertible debt, contributed to the increase in interest expense.

Reverse Merger Expense.   These expenses arose from matters related to this Form 8-K. Initial Public Offering Expense arose from the Company’s failed effort in 2006 and 2007 to secure an AIM Listing, as described earlier herein.

Excess Value of Put Options.   This expense reflects the difference between the fair value of the Company’s stock and the exercise price of certain puts related to 3.2 million shares of the Company’s stock, as more fully explained in Note 9 of the Company’s audited financial statements dated December 31, 2007. These puts arose as part of the Sale Option Agreement dated April 2007

Other Expenses.  This increase is largely attributable to expenses related to the Company’s development of a GPS PDA and other product development expenses.

Net Loss

The Net Loss increased because of the increased Operating Loss and the increase in Other Operating Expenses. One-time expenses contributing to the loss totaled $666,530 and included Reverse Merger Expenses of $128,530, $278,000 for the Spring acquisition and non-cash expenses of $260,000 for options granted to management. Additional non-cash expenses of $283,965 for stock-based compensation to management also contributed to the Net Loss

Comparison of Year Ended December 31, 2006 to Year Ended December 31, 2005

	Year Ended December 31,		Change
	2006	2005	Amount	Percent
NET REVENUES	5,914,683	5,277,114	637,569	12.1

OPERATING EXPENSES
Cost of Delivery	4,776,654	4,535,184	241,470	5.3
General and Administrative	2,538,401	2,278,439	259,962	11.4
Factoring Fees	360,882	269,216	91,666	34.0
TOTAL OPERATING EXPENSES	7,675,937	7,082,839	593,098	8.4
	—	—
OPERATING LOSS	(1,761,254)	(1,805,725)	44,471	(2.5)
	—	—
OTHER OPERATING EXPENSES	—	—
Interest	374,368	276,216	98,152	35.5
Initial Public Offering expenses	578,164	—	578,164	#DIV/0!
Other	(124,913)	30,434	(155,347)	(510.4)
TOTAL OTHER EXPENSES	827,619	306,650	520,969	169.9
	—	—
NET LOSS	(2,588,873)	(2,112,375)	(476,498)	22.6

Revenue

Revenue increased largely because of increased tonnage in 2006, although revenue per kilogram had a slight increase. The increased tonnage was in Foreign Operations, which offset a decline in US Operations.  The decline in 2006 US revenues was the result of the Company’s decision to focus on the wholesale market and thereby stopped servicing certain US retail accounts.The decision was made in order to avoid account conflicts with the Company’s wholesale consolidator clients.

Operating Expense

Cost of Delivery.   This expense increased due to the increased tonnage during 2006 but delivery cost per kilogram declined due to lower hand delivery and customs clearance costs.

General and Administrative.   The increase in IT Salaries and travel expense largely explain the increase in this category principally related to the Company’s startup development of its GPS equipped-PDA scanner .

Factoring Fees.   Increased use of the Company’s factoring facility in 2006 led to an increase in this expense category.

Operating Loss

The reduction in the operating loss is due to the contribution (revenue less delivery cost) from an increase in tonnage being larger than the increase in Operating Expenses.

Other Operating Expense

Interest.   Interest expense increased in 2006 as the Company increasingly relied on interest bearing debt to fund operations.

Initial Public Offering Expense.   These costs reflect the commencement of the Company’s efforts to secure an AIM Listing.

Other.   This credit balance reflects gains from the reduction of $58,957 in debt resulting from payment settlements made with certain promissory noteholders and a gain on a put option in the amount of $145,000 that expired , which were partially offset by foreign exchange losses and certain prior period adjustments. All of these items were related to one time events except for the  foreign exchange losses.

Performance Metrics

In managing our operations and assessing our financial performance, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are internally used to manage our business. The following table contains the data for revenue by business segment.

Sales	2007	2006	2005
USA Operations	5,448,086	2,719,617	2,740,431
Foreign Operations	3,248,059	3,195,066	2,536,683
Total Sales	8,696,145	5,914,683	5,277,114

U.S. Operations have consistently been the largest source of mail tonnage for the Company. The increase in both US and Foreign Operations during 2007 is attributable to the G3 acquisition and new customers based in the U.S. U.S. Operations have consistently been the Company’s largest source of revenue, but management believes that Revenue per Kilogram should consistently be higher in Foreign Operations and the Company’s strategy is focused in part on expanding business in this area. Overall improvement in 2007 in revenue per Kilogram is in part due to the G3 acquisition which increased revenue in Foreign Operations at better rates than the Company previously achieved.

For the period 2005 to 2007 the Company has consistently improved the margin (revenue less cost of delivery) by increasing the revenue per kilogram and by increases sufficient to offset any increase in delivery cost per kilogram.

Liquidity and Capital Resources

Operating Activities.    Our principal source of liquidity is not cash generated from operations. Cash generated from operations has been negative in the amounts of  $ (2,084,506), $ (2,504.452), and  ($683,631) in the respective years ending December 31, 2007, 2006 and 2005 (“Cash Used in Operations”). The negative cash generated from operations is primarily attributed to the Net Loss in each year.  Operations have been financed through notes payables and in certain years from loans from shareholders and the sale of common stock.

Investing Activities.   During the year ended December 31, 2007, cash used in investing activities was $13,912, compared to cash used in investing activities of $95,611 during the year ended December 31, 2006. Cash used in investing activities was $2,025 in the year ending December 31, 2005. The increase in 2006 was principally due to manufacturing deposits for the development of the GPS PDA and patent process costs.

Financing Activities.   During the year ended December 31, 2007, cash provided by financing activities was $2,098,532, compared to $2,600,413 provided by financing activities in the year ended December 31, 2006. During the year ended December 31, 2007, we received proceeds of $ 2,060,674 from the issuance of notes payable and $37,858 from shareholder loans. These funds were used to fund operations.  During the year ended December 31, 2006, we received $2,413,350 from the issuance of notes payable and $204,839 from loans from shareholders. These funds were used to fund operations. During the year ended December 31, 2005, cash from financing activities was $685,743 and came from the issuance of $629,953 of notes payable and $102,457 from loans from shareholders. These funds were used to fund operations.

On the balance sheet at December 31, 2007, $ 4,022,729 in notes payable are shown as due for repayment in 2008. As part of the financing described herein, the Company has converted on March 31, 2008 $2,998,079 in notes payable plus accrued interest into 7,105,295 common shares.

The Company had a negative working capital position for each of the years ending December 31, 2005, December 31, 2006 and December 31, 2007. Management does not expect the company to achieve a positive working capital position in the foreseeable future.

At April 15, 2008, we have outstanding an aggregate of 1,636,000 common stock purchase warrants exercisable at a price of $.50 per share.  At April 15, 2008, we have $600,000 in convertible loans outstanding due June 30, 2008 convertible at $.50 per share representing 1,200,000 shares and a $401,819 note payable including accrued interest due May 15, 2008 and convertible at $.56 per share into 717,534 common shares.

Commercial and Contingent Liabilities.   The Company has approximately $ 800,000 or forty percent of its accounts payable balance at December 31, 2007 more than sixty days past due. A portion of the proceeds of the private placement with European investors will be used to pay down past due accounts payable.

The Company has no other material contracts for commercial or contingent liabilities, except to the extent that it is required to provide mail delivery services to customers under definitive agreements and as disclosed in the audited financial statements included herein.

Management believes that with an increase in annual tonnage, which may require acquisitions, and an increased focus on new customers in the Foreign Operations segment (which generally have a higher revenue per kilogram), the Company can achieve in the future an improvement in operating results, a net profit and the ability to finance operations from internally generated cash flow.

Item 3. Description of Property

We  lease 17,000 square feet of office, warehouse and mail processing facilities at 7805 NW 15th Street in Miami, Florida.  Our lease expires on June 30, 2009 and we pay $10,300 per month for the facilities.

Item 4. Security Ownership of Certain Beneficial Owners and Management and Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of our common stock. The information below indicates:

•                  each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•                  each of our directors and executive officers; and

•                  all directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of common stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership at any time within 60 days from the date hereof. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name of Holder	Number of Shares of Common Stock	Percent Owned of Common Stock

Albert P. Hernandez	3,907,851	8.1%

A. J. Hernandez	3,886,058	8.0%

Michael J. Knorr	300,000.6%

Clement S. Harary	300,000.6%

Gonzalo Gulman(1)	135,000.3%

Guillermo Gulman(1)	135,000.3%

Name of Holder	Number of Shares of Common Stock	Percent Owned of Common Stock

Mathijs van Houweninge	135,000.3%

Holston Investments, BVI(1)	7,946,780	16.7%

SRPE Fund One, LLP	2,548,864	5.3

All executive officers and directors as a group (seven individuals)(1)	16,745,089	34.6%

(1)   Messrs. Gulman and Gulman are executive officers and control stockholders of Holston Investments, BVI. Their stockholdings are presented separately above, but are aggregated under all executive officers and directors as a group with those of Holston

Lock-Up Agreements and Orderly Market Agreements

Certain of our stockholders, holding an aggregate of 10,623,045 shares of our common stock, have agreed under lock-up agreements that, until October 15, 2009, they will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of our common stock held by them.

Certain shareholders holding an aggregate of 18,106,955 shares have executed Orderly Market Agreements that, upon registration of their shares, they will only sell a maximum of 20% per month of their holdings.

Item 5. Directors and Executive Officers

Executive Officers and Directors

On the closing date of the Securities Exchange, we elected two directors (Messrs. Albert P. Hernandez and A.J. Hernandez) to our Board of Directors which was previously composed of two directors, Shelley Clark and Kendall Clark.  Thereafter, following the closing of the Securities Exchange, Shelley Clark and Kendall Clark resigned and Messrs. Guillermo Gulman, Gonzalo Gulman and van Houweninge were elected to our Board.  Accordingly, our executive officers and directors and their backgrounds are as follows:

Name	Age	Position
Albert P. Hernandez	59	Chairman, Chief Executive Officer
A.J. Hernandez	37	Chief Operating Officer and Director
Clement S. Harary	52_	Chief Financial Officer
Michael J. Knorr	45	Executive Vice President
Gonzalo Gulman	40	Country Manager – Peru and Director
Guillermo Gulman	42	Director
Mathijs van Houweninge	40	Director

Albert P. Hernandez - Chairman and Chief Executive Officer

Mr. Hernandez was born in Havana, Cuba and immigrated to the US at age eight. He has over 40 years’ experience in mail and messenger delivery services, having been involved in over 60 messenger, courier and delivery company acquisitions. He was a pioneer in developing the private courier and mail delivery business in Latin America, having opened his first operation in Venezuela in 1972. From 1965 to 1978 Mr. Hernandez held various executive positions at Choice Delivery Systems/Choice Logistics, a US-based local messenger service operating in 40 states. Between 1978 and 1984 he started and ran Choice Air Courier, specializing in courier delivery in Latin America.  In 1985 he became President of Sky Courier International and in 1986 became Chief Operating Officer of Sky Courier Network, with 650 employees, which was sold to Airborne Express in 1988.  In 1988 he started SkyNet Worldwide Express, which he sold to Lanlogistics, a division of Lan Chile Airlines in 2001. He founded SkyPostal in 2002 in partnership with Lan. In 2004, along with Holston Investments, he purchased SkyPostal from Lan. He has a B.B.A. degree in Accounting (1972) and an M.B.A. degree in Marketing (1975) from Iona College, New Rochelle, NY.  Mr. Hernandez is the father of A.J. Hernandez.

A.J. Hernandez – Chief Operating Officer and Director

Mr. Hernandez has been employed by SkyPostal since 2001 and is responsible for all international operations. He has negotiated all service provider agreements in the LAC region. Between 1993 and 2001 he developed SkyBox Services, Inc. in Latin America, a company providing a US address facility to enable upscale Latin American residents to receive mail, catalogues and Internet purchases via a mail warehouse facility in Miami, Florida. He sold SkyBox to LanLogistics, a division of Lan Chile Airlines in 2001. He was a co- founder of SkyPostal in partnership with Lan. Along with Albert P. Hernandez, his father, he co-purchased SkyPostal from Lan in 2004.  In 1992-1993 he played professional baseball for the California Angels. He has a B.B.A. degree in Marketing from the University of North Florida (1992), and an M.B.A. degree in International Business from Florida International University (1998).

Michael J. Knorr – Executive Vice President

From 2000 to 2006 Mr. Knorr was the Executive Vice President of Swiss Post International (USA), Inc., a wholly-owned subsidiary of Swiss Post AG, the Swiss Post Office. In that capacity he directed all of Swiss Post’s North American business units and reported to its Chief Executive Officer.  From 1995 to 2000 he was employed by Express Messenger Systems, Inc., a 2,000 employee, Phoenix, Arizona-based express transportation company. Prior thereto, since 1985, he has been employed by various companies involved in the messenger and mail industries. He earned a B.B.A. degree from Dowling College, New York.

Clement S. Harary  – Chief Financial Officer

Mr. Harary has over 20 years of experience in finance.  He worked with Arthur Andersen S.A. of Brazil, General Motors Corporation (NYSE:GM) and IVAX Corporation (AMEX:IVX, pre-2006 acquisition) prior to holding several positions at United Technologies Corporation (NYSE:UTX) including finance and sales posts with its Pratt & Whitney, Carrier Corporation and Carrier InterAmerica subsidiaries from 1990 through 1996.  He also served as Director, Finance, Latin America for York International Corporation (NYSE:YRK, pre-2005 acquisition) from 1996 to 1998.  From 1998 to 2001, Mr. Harary was Vice President, Finance, Latin America and the Caribbean for Tech Data Corporation (NASDAQ:TECD), a wholesaler of computer equipment and supplies.  In 2001 Mr. Harary started a textile distribution company and has managed it since.  He is a graduate of Escola Politécnica, University of São Paulo, Brazil and holds the equivalent of an MS in Industrial Engineering (1977) and an MBA in Finance from The Wharton School at the University of Pennsylvania (1983).

Gonzalo Gulman – Director

Mr. Gulman has over 20 years’ experience in Latin America mail and courier distribution and delivery. From 1988 to 1995_ he was employed by Choice Courier Service and was instrumental in bringing Choice to the SkyNet Worldwide Courier Network. He was General Manager of SkyNet Peru from 1995  to 2003. After selling his interests in SkyNet USA in 2001, Mr. Gulman helped start SkyPostal. He assisted in developing SkyPostal’s delivery network.  Since 2005 he has operated Urbano Express Peru, which is now the largest private mail service in Peru, handling over 11 million pieces of mail per month.

Guillermo Gulman – Director

Mr. Gulman has been engaged in the private practice of law in Lima, Peru since 1985 specializing in international business and customs law.  Since 1988 he has been a director of Choice Air Courier del Peru S.A and since 2005 a director of Urbano Express Peru companies related to International and domestic mail and courier.  He has been a director of SkyPostal since 2003. He has a law degree and MBA from the University of Lima

Mathijs van Houweninge – Director

Mr. van Houweninge has been the Managing Partner of Falcon Capital since 2007 and since 2005 an active investor in Falcon. Falcon assisted the Company in its recently completed $5 million first traunch private placement to European investors of a total placement of $10 million. In 1990 he started ICT a software company while attending university in Utrecht, The Netherlands. The company specialized in consultancy and software development for the financial industry. In 2000 he sold the company to Ordina, a major software firm but continued to run the company until 2003.  Since 2003, he has been active in evaluating business proposals of start-ups and early growth firms and has acted as a consultant to early stage companies since 2004. He is current Member of the Board of Cyber City, USA and a member of the Advisory Board Private Equity for Triodos, The Netherlands

Advisory Board

The following two individuals provide paid consulting services to us and to our Board of Directors:

Klaus Knappik (61).  Mr. Knappik is currently a consultant in the Postal Industry. Most recently he developed Deutsche Post Global Mail (DHL) to become the world’s largest international mail network with over 2 billion Euros in revenues and the second largest US mail organization behind the USPS.  He has held several senior management positions in the International Air Freight and Postal industry. From 1989 to 1994 he was Executive Vice President and Chief Operating Officer of Danzas US. From 1996 to 2001 he was Chief Executive Officer, President and Board member of SairGroup/Swissair Group in Zurich, Switzerland. From 2002 to 2007 he was Chairman of the Board of Deutsche Post Global Mail in Bonn, Germany. He was a Board member of Swiss Post in Bern, Switzerland from 1997 to 2001 and Chairman of the Board of DHL Global Mail (US) from 2004 to 2007.  Mr. Knappik has been a Board member of Unipost SA in Barcelona, Spain since 2005 and Board member of Yamato Direct Marketing in Tokyo, Japan since 2006.

S. David Fineman (63).  Mr. Fineman is a senior partner of the law firm of Fineman, Krekstein & Harris in Philadelphia, Pa. In 1995 he was appointed by President Clinton and confirmed by the US Senate as one of 9 governors of the US Postal Service (USPS). From 2001 to 2004 he served as Chairman of the Board of Governors of the USPS. He brings extensive experience and strategic thinking in the area of world postal operations. From 1994 to 1998 he was Member of the Industry Policy Advisory Committee that advises the Secretary of Commerce & US Trade Representative on International Trade. In 2006 he was recognized among his peers and was named one of the 2006 Pennsylvania “Super Lawyers” for his expertise in business litigation. From 1972 to 1981 he was a lecturer of Business Law at Temple University. He has a B.A. degree from The American University (1967) and a J.D. degree with Honors from George Washington University (1970).

Board Committees

We have no Board committees. Our full Board of Directors acts as our audit and nominating committees.

Item 6. Executive Compensation

For the year ended December 31, 2007, we paid compensation to Albert P. Hernandez, A.J. Hernandez and Michael J. Knorr of $100,000, $100,000 and $150,000, respectively. For the year ended December 31, 2006 such compensation was $100,000, $100,000and $0, respectively. During 2006 and 2007 the Company did not compensate Messers Hernandez and Hernandez the full amount due under their employment agreements and accordingly they received an aggregate of 602,222 shares and 483,333 shares respectively in lieu of certain salaries and benefits.  No other executive officers received compensation in excess of $100,000 for either year. No executive officers or directors were granted stock options or other forms of equity compensation in 2006 or 2007 except Albert P. Hernandez and A.J. Hernandez is the form of stock grants in lieu of salary and none exercised any options or received any other form of compensation in either year. We currently pay Albert P. Hernandez, A.J. Hernandez, Michael J. Knorr and Clement Harary annual salaries of $200,000, $175,000  $150,000, $150,000 respectively. No other executive officers receive annual compensation in excess of $100,000, although certain employees receive compensation in excess of $100,000 annually.

We have employment agreements with Albert P. Hernandez, A.J. Hernandez, and Clement S.Harary.

We have not paid our directors fees in the past for attending any meetings of our Board of Directors. Each non-employee director was granted 135,000 shares of our common stock with vesting over two years through April 1, 2010. We reimburse each director for reasonable travel expenses related to such director’s attendance at Board of Directors’ meetings.

Item 7. Certain Relationships and Related Transactions

Related Party Transactions

As of December 31, 2007, there were promissory notes totaling $465,517 due several stockholders and executive officers and directors.

We have not adopted formal policies and procedures for the review, approval or ratification of related party transactions with our executive officers, directors or significant stockholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to be guided by the rules of the American Stock Exchange. Our Board of Directors will also consult with counsel to ensure that the Board’s determinations are consistent with AMEX rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the AMEX, which requires that a majority of a company’s directors be independent.

Item 8. Description of Securities

We are authorized to issue up to 150,000,000 shares of common stock, par value $.001 per share, of which as of April 15, 2008 48,360,000 shares are currently issued and outstanding and 50,000,000 shares of preferred stock, par value $.001 per share, of which no shares are currently outstanding.

Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of stockholders. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant. Each share is entitled to the same dividend. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $.001 per share, of which no shares are currently outstanding. Our articles of incorporation gives our Board of Directors  the power to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

PART II

Item 1. Market for Common Equity and Related Stockholder Matters

Our common stock has been quoted on the OTC Bulletin Board (“OTC Bulletin Board”) under the symbol “OMGU” from June 2006 until April 15, 2008, when the symbol was changed to “OMGA”.  However, no trading market has developed for the common stock.

We have not paid any cash dividends, and do not anticipate declaring or paying any cash or stock dividends in the foreseeable future.

As of March 31, 2008, we had approximately 150 stockholders of record.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average price of outstanding options		Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plan approved by security holders	None	(1)	$	NA	137,406

Our Equity Incentive Plan was adopted in July, 2006 to aid us in maintaining and developing a management team, and attracting qualified officers and employees. A total of 137,406 common shares may be issued pursuant to the terms of the Plan.

Item 2. Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

Item 3. Recent Sales of Unregistered Securities

In connection with the Securities Exchange, we issued an aggregate of 39,360,000 unregistered shares of common stock, 1,636,00 warrants and 1,917,534 shares issuable upon exercise of options and conversion of convertible debt in exchange for equal numbers of warrants, options and convertible debt issued by SkyPostal, Inc.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01, above, of this current report on Form 8-K, which disclosure is incorporated herein by reference.

As of April 15, 2008 the Company had sold 10,360,000 shares of common stock for $5,180,000, or $.50 per share, as part of a private placement arranged through Falcon Capital, whose Managing Partner, Mathijs van Houwening, is a Director of the Company.  The private placement offers up to 20,000,000 shares but there can be no assurance that all such shares will be sold.  Falcon has and will receive a cash fee of 10% of the total funds raised and has and will be granted warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares sold.  Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.50 during an exercise period of three years from the day the investor’s stock subscription is paid.

Item 4. Indemnification of Directors

Under our bylaws we indemnify a director or officer of our Company against liability and  advance the costs of defending any such person against liability, provided (i) the director or officer was acting on our behalf in his official capacity as a director or officer, and (ii) such director or officer conducted himself in good faith and believed his conduct was in, or not opposed to, our best interests (or in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful). We may not indemnify a director or officer, however, if such director or officer is adjudged liable to us, or if the director or officer is adjudged to have derived an improper personal benefit.

Indemnification permitted by these provisions is limited to reasonable expenses incurred in connection with the proceeding upon which liability is predicated, which includes the amount of any such liability actually imposed.

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 1.01 and Item 5 of Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On the closing of the Securities Exchange, we added two new directors, Albert P. Hernandez and A.J. Hernandez, and subsequently we accepted the resignations of Shelley Clark as our Chief Executive Officer and director and Kendall Clark as our Secretary/Treasurer and director. Thereafter, on April 15, 2008, we elected Gonzalo Gulman, Guillermo Gulman and Mathijs van Houweninge as directors. Reference is made to the disclosure set forth under Item 5 of Item 2.01 to this current report on Form 8-K setting forth the names and backgrounds of our four new directors.

Item 5.06. Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Securities Exchange described under Item 2.01, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(a)           Financial statements of businesses acquired

The financial statements of SkyPostal, Inc. and the pro forma financial information of SkyPostal, Inc. and us are filed with this current report on Form 8-K as indicated below.

Pro Forma Financial Statements: Combining the operations of Omega United, Inc. and SkyPostal, Inc.

Audited Financial Statements: SkyPostal, Inc. for the years ended December 31, 2007 and 2006

(d)   Exhibits

Exhibit No.

Description

10.1	Securities Exchange Agreement with SkyPostal, Inc.

10.2	Employment Agreement with Albert Hernandez

10.3	Employment Agreement with A.J. Hernandez

10.4	Employment Agreement with Clement S. Harary

23.2	Consent of Morrison Brown Argiz & Farra, LLP, independent registered accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega United, Inc.

(Registrant)

By:	/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer

Date: April 17, 2008

PRO FORMA FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma consolidated balance sheet as of December 31, 2007 of SkyPostal, Inc. (the “Company”) is based on the Company’s audited financial statements as of December 31, 2007 and on Omega United, Inc.’s (“Omega”) audited financial statements as of December 31, 2007.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of the Company for the year ended December 31, 2007.

The unaudited pro forma consolidated balance sheet gives effect to the equity exchange transaction between their respective companies as if it had occurred at the start of the fiscal periods beginning January 1, 2007.  These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on that date.

Pro forma condensed income statements incorporating Omega’s income statements for the prior fiscal year and most recent interim period have not been provided as they would not be meaningful because the operations of Omega, the legal acquirer, were discontinued as of the effective date.

Acquisition of Omega United, Inc.

On April 15, 2008, SkyPostal and Omega effected an equity exchange between their respective companies.

SKYPOSTAL, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

SKYPOSTAL, INC.

CONTENTS:

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

1

FINANCIAL STATEMENTS:

Balance Sheets

2

Statements of Operations

3

Statements of Changes in Stockholders’ Deficit

4

Statements of Cash Flows

5

Notes to Financial Statements

6 - 22

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

  SkyPostal, Inc.

We have audited the accompanying balance sheets of SkyPostal, Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SkyPostal, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a deficiency in working capital and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Miami, Florida

April 15, 2008

SKYPOSTAL, INC.

BALANCE SHEETS

DECEMBER 31,

	2007	2006
ASSETS

CURRENT ASSETS
Cash	$851	$737
Accounts receivable, net (NOTE 4)	635,277	377,811
Prepaid expenses and other	107,834	75,002

TOTAL CURRENT ASSETS	743,962	453,550

DUE FROM STOCKHOLDER	40,687	46,968
PROPERTY AND EQUIPMENT, net (NOTE 5)	138,018	193,875
INTANGIBLES AND OTHER ASSETS	232,873	—

TOTAL ASSETS	$1,155,540	$694,393

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,680,500	$2,712,543
Current portion of due to stockholders (NOTE 6)	135,975	195,000
Current portion of notes payable (NOTE 7)	4,022,729	160,100
Customer deposits (NOTE 8)	12,831	300,106

TOTAL CURRENT LIABILITIES	7,852,035	3,367,749

DUE TO STOCKHOLDERS, less current portion (NOTE 6)	329,542	332,659

NOTES PAYABLE, less current portion (NOTE 7)	97,054	2,963,454

EXCESS OF VALUE OF PUT OPTIONS OVER THE ESTIMATED FAIR VALUE OF SHARES (NOTE 9)	1,600,000	—

TOTAL LIABILITIES	9,878,631	6,663,862

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS’ DEFICIT
Common stock, $.0001 par value, 50,000,000 shares authorized, 16,131,215 issued and outstanding in 2007 and 13,144,608 issued and outstanding in 2006	1,613	1,315
Additional paid-in capital	5,150,641	3,285,838
Accumulated deficit	(13,875,345)	(9,256,622)

TOTAL STOCKHOLDERS’ DEFICIT	(8,723,091)	(5,969,469)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,155,540	$694,393

The accompanying notes are an integral part of these financial statements.

2

SKYPOSTAL, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2007	2006

NET REVENUES	$8,696,145	$5,914,683

OPERATING EXPENSES
Cost of delivery	6,976,947	4,776,654
General and administrative	3,526,385	2,538,401
Factoring fees	296,104	360,882

TOTAL OPERATING EXPENSES	10,799,436	7,675,937

OPERATING LOSS	(2,103,291)	(1,761,254)

OTHER EXPENSES (INCOME)
Interest	564,130	374,368
Initial public offering expenses	—	578,164
Reverse merger expenses	128,530	—
Excess of value of put options over the estimated fair value of shares	1,600,000	—
Other	222,772	(124,913)

TOTAL OTHER EXPENSES	2,515,432	827,619

NET LOSS	$(4,618,723)	$(2,588,873)

The accompanying notes are an integral part of these financial statements.

3

SKYPOSTAL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

		Additional
	Common	Paid-In	Accumulated
	Stock	Capital	Deficit	Total

BALANCES AT JANUARY 1, 2006	$1,000	$89,153	$(6,667,749)	$(6,577,596)

Net loss			(2,588,873)	(2,588,873)

Conversion of debt to common stock (NOTE 13)	315	3,196,685	—	3,197,000

BALANCES AT DECEMBER 31, 2006	1,315	3,285,838	(9,256,622)	(5,969,469)

Net loss	—	—	(4,618,723)	(4,618,723)

Stock compensation (NOTES 11 and 13)	37	502,929	—	502,966

Stock issued for license agreement (NOTE 13)	42	142,758	—	142,800

Conversion of debt to common stock (NOTES 6 and 13)	219	1,219,116	—	1,219,335

BALANCES AT DECEMBER 31, 2007	$1,613	$5,150,641	$(13,875,345)	$(8,723,091)

The accompanying notes are an integral part of these financial statements.

4

SKYPOSTAL, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,618,723)	$(2,588,873)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	69,769	68,638
Provision for (reversal of) allowance for doubtful accounts	89,293	(368,151)
Put options payable	—	(145,000)
Stock compensation	502,966	—
Changes in assets and liabilities:
Net (increase) decrease in accounts receivable	(346,759)	257,576
Increase in prepaid expenses and other current assets	(32,832)	(5,086)
Increase in intangibles and other assets	(90,073)	—
Decrease in due from stockholder	6,281	9,892
Increase in accounts payable and accrued liabilities	1,022,847	430,411
Decrease in customer deposits	(287,275)	(163,859)
Increase in excess of value of put options over the estimated fair value of shares	1,600,000	—

NET CASH USED IN OPERATING ACTIVITIES	(2,084,506)	(2,504,452)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(13,912)	(95,661)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for shares subject to mandatory redemption	—	(17,776)
Increase in notes payable, net	2,060,674	2,413,350
Increase in due to stockholders	37,858	204,839

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,098,532	2,600,413

NET INCREASE IN CASH	114	300

CASH, BEGINNING OF YEAR	737	437

CASH, END OF YEAR	$851	$737

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for: Interest	$379,516	$234,857

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:

Conversion of notes payable to common stock	$1,064,445	$3,197,000
Conversion of due to stockholders to common stock	$100,000	$—
Conversion of trade accounts payable to common stock	$54,890	$—
Stock compensation	$502,966	$—
Common stock issued for license agreement	$142,800	$—

The accompanying notes are an integral part of these financial statements.

5

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1.             ORGANIZATION

Organization

SkyPostal (the “Company”), incorporated in the State of Delaware, was established to create a new standard for “time defined” mail delivery in the Americas. The Company’s purpose is to focus on high volume mail distribution in Latin America and the Caribbean (LAC). The Company’s headquarters are located in Miami, Florida.

The Company believes that it is the largest private mail network in LAC offering European Postal administrations and mail consolidators in Europe and the United States, an alternative to the Latin public postal services, providing better service at lower prices with proprietary technology. The Company offers time-defined, secure intelligent mail delivery solutions via an established private messenger network, and solves a vast market need for reliable and affordable mail delivery service.

Basis of Presentation and Management’s Plan

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations and as of December 31, 2007, the Company’s current liabilities exceeded its current assets by approximately $7,108,000, and its total liabilities exceeded its total assets by approximately $8,723,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company hopes to increase the current revenue levels by focusing on expanding its services to other regions and through the acquisition of private mail delivery services in the LAC region. In August 2007, the Company completed the acquisition of the operating assets of Spring Global Mail-Latin America, a division of the Dutch Post office. The Company is attempting to raise up to $10,000,000 in capital by selling up to 20,000,000 shares in a contemplated reverse merger (NOTE 14) into an Over the Counter Bulletin Board company. Management believes these factors will contribute towards increasing revenues and achieving profitability in the future. However, there can be no assurance that the Company will be able to raise capital, increase its revenue levels or complete any mergers or acquisitions, which would enable the Company to meet its liabilities or continue operations without additional support. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

During 2007, the Company raised an additional $974,250 in convertible debt (NOTE 7). The funds were used to reduce debt and to fund certain software development costs.

6

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  Those estimates and assumptions affect the reported amounts of assets and liabilities as of December 31, 2007 and 2006 and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses for the years ended December 31, 2007 and 2006. Actual results could differ from those estimates. Estimates are used for, but not limited to, the allowance for doubtful accounts, depreciation and the valuation of deferred tax assets.

Cash

Cash primarily consists of demand deposits in interest and non-interest bearing accounts. The carrying amount of these deposits approximates their fair value. The Company’s balances maintained may, at times, exceed available depository insurance limits. As of December 31, 2007 and 2006, the Company did not hold any balances in excess of available depository limits. As of December 31, 2007 and 2006, overdraft balances classified as liabilities amounted to $164,092 and $7,905, respectively.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Payments of trade accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Accounts receivable are recorded at the invoice amount net of allowance based on management’s estimate of uncollectible accounts.

On March 27, 2006, the Company entered into a one year renewable agreement (“Current Agreement”) to sell, on an ongoing basis, selected trade accounts receivable to a third party. The Current Agreement was renewed on October 1, 2007 for a one year term. The receivables are sold with full recourse until the buyer issues its credit approval and assumes or accepts the credit risk of the purchased account. The buyer is responsible for servicing the receivables. The sales of the receivables were accounted for under Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. At the time of the sales of its receivables, the Company receives an initial advance on the amount of the net invoice for 85% and a balance payment of the remaining 15% is received, less any fees incurred to collect the entire invoice, at collection completion.

7

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of office and computer equipment, furniture and fixtures, computer software and warehouse equipment is calculated using the straight-line method over the estimated useful life of the asset generally ranging from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term, commencing the month after the asset is placed in service. The costs of repair and maintenance are expensed when incurred, while expenditures for improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.

Capitalized Software Development Costs

Research and development costs are expensed as incurred. Software and PDA development costs incurred subsequent to establishing technological feasibility through the general release of the software products are capitalized, within property and equipment, in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Technological feasibility is demonstrated by the completion of a working model. Capitalized costs are amortized on a straight-line basis over three years which is the estimated useful life of the software product. Unamortized software development costs were $73,144 and $109,173 as of December 31, 2007 and 2006, respectively, and are included in property and equipment, net. Amortization expense amounted to $36,029 and $40,798 for the years ended December 31, 2007 and 2006, respectively. During 2007, the Company incurred approximately $204,000 in software development costs that were expensed and included in other expenses in the statements of operations. During 2006, there were no software development costs expensed.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

8

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets (continued)

Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Revenue Recognition

Revenue is recognized upon delivery of a letter or a package in accordance with Emerging Issues Task Force 91-9, Revenue and Expense Recognition for Freight Service in Process.

Cost of Delivery

Cost of Delivery is comprised of postage, export line haul costs, clearance costs, and hand delivery costs.

Stock Based Compensation Plan

The Company sponsors a stock option plan under which incentive stock options may be granted periodically to certain employees, directors, and consultants that provide services to the Company. The Company’s stock options have an exercise price equal to the stock price on the date of the grant and vest over one to three years after the grant date. The required disclosures related to the Company’s stock-based employee compensation plan are included in Note 11. Effective January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, using the modified prospective transition method. The modified prospective transition method was applied to new awards, to any outstanding awards, and to awards that were forfeited after January 1, 2006. The Company did not issue any awards prior to January 1, 2006.

Acquisition of List of Accounts and Subsequent Disposal

On August 16, 2007, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with an unrelated company (the “Seller”). As part of the Purchase Agreement, the Company agreed to acquire a list of accounts (the “List”) and certain assets for $1,000, assume certain leases and retain certain employees of the Seller. Subsequent to the acquisition, the Company continues to use the List but terminated the employees and cancelled one of the leases assumed.  The costs incurred amounted to approximately $278,000 and were accounted for in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and are included in operating expenses in the statements of operations.

9

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Recently Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. Statement 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle. This Statement is effective for the Company for all accounting changes and any error corrections occurring after January 1, 2006. The adoption of this Statement did not have an effect on the Company’s financial statements.

In June 2006, the FASB issued interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 was effective for fiscal years beginning after December 15, 2006.  On February 1, 2008, the FASB issued FASB Staff Position (“FSP”) No. FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.  This FSP defers the effective date of FIN 48 for nonpublic enterprises included within this FSP’s scope to the annual financial statements for fiscal years beginning after December 15, 2007 (applied as of the beginning of the enterprise’s fiscal year).  The Company is currently evaluating the impact the adoption of FIN 48 could have on its financial condition, results of operations and cash flows.

10

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Standards (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. SFAS No. 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measures and is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS No. 157 beginning on January 1, 2008. SFAS No. 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. On February 12, 2008, the FASB issued FSP No. 157-2, Effective Date of FASB SFAS No. 157. This FSP is a one-year deferral of SFAS No. 157’s fair-value measurement requirements for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the  financial statements on a recurring basis (at least annually). The Company is currently evaluating the impact of adopting SFAS No.157 on its financial condition, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115 (SFAS No. 159). SFAS No. 159 gives the Company the irrevocable option to carry most financial assets and liabilities at fair value that are not currently required to be measured at fair value. If the fair value option is elected, changes in fair value would be recorded in earnings at each subsequent reporting date. SFAS No. 159 is effective for the Company’s 2008 fiscal year. The Company is currently evaluating the impact the adoption of this statement could have on its financial condition, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations which replaces SFAS No. 141, Business Combinations and supersedes other authoritative guidance. SFAS No. 141(R) broadens the scope of SFAS No. 141 and requires the acquisition method (SFAS No. 141 referred to as the purchase method) to be used on all events where a business obtains control over another business. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interests in the acquiree, and goodwill acquired in a business combination or a gain from a bargain purchase. SFAS No. 141(R) also requires the acquirer to disclose information that enables the users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, with early adoption prohibited. SFAS No. 141(R) will have an impact on the accounting for the Company’s business combinations, once adopted, but the effect depends on the terms of the Company’s business combinations subsequent to January 1, 2009, if any.

11

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 3.             CONCENTRATION OF REVENUES

The Company had net sales of approximately $4,159,000 to three customers, which individually approximated 10%, 15% and 14% of total net sales for the year ended December 31, 2007. The Company had net sales of approximately $4,577,000 to four customers, which individually approximated 10%, 16%, 21% and 31% of total net sales for the year ended December 31, 2006.

NOTE 4.             ACCOUNTS RECEIVABLE

Accounts receivable, net, consisted of the following at December 31:

	2007	2006

Accounts receivable	$662,038	$312,746
Factored receivables	844,175	859,459
Advances received	(717,474)	(730,225)
Less: Allowance for doubtful accounts	(153,462)	(64,169)

Accounts receivable, net	$635,277	$377,811

NOTE 5.             PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following at December 31:

	2007	2006

Office and computer equipment	$124,439	$124,439
Computer software	265,449	265,449
Furniture and fixtures	21,756	21,756
Warehouse equipment	44,041	30,129
Leasehold improvements	1,755	1,755

	457,440	443,528

Less: Accumulated depreciation	(319,422)	(249,653)

	$138,018	$193,875

Depreciation and amortization expense was $69,769 and $68,638 for the years ended December 31, 2007 and 2006, respectively.

12

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 6.             RELATED PARTY TRANSACTIONS

Due to Stockholders

Due to stockholders consisted of the following at December 31:

	2007	2006

Two unsecured notes payable bearing 4% interest, maturing on August 4, 2007. During 2007, $60,000 of the notes were converted into 117,647 shares of the Company at $0.51 per share. The maturity date for the remaining $60,000 was extended to the completion of a funding event by the Company of $5,000,000. If the funding event does not occur, the maturity date will be March 1, 2009.	$60,000	$120,000

Two unsecured loans payable bearing no interest and having no maturity date. During 2007, one of the loans for $25,000 was converted into 49,020 shares of the Company at $0.51 per share.	11,000	36,000

Unsecured notes payable bearing no interest, maturing on June 30 and July 1, 2008.	61,975	—

Unsecured note payable bearing 4% interest, maturing on August 9, 2008.	30,000	—

Unsecured note payable bearing no interest, maturing on February 1, 2008. The maturity date was extended to the completion of a funding event by the Company of $5,000,000. If the funding event does not occur, the maturity date will be March 1, 2009.	76,296	76,296

Unsecured notes payable bearing 4% interest, maturing on March 1, 2007 and February 1, 2008. During 2007, $15,000 of one of the notes was converted into 29,412 shares of the Company at $0.51 per share. The maturity date was extended to the completion of a funding event by the Company of $5,000,000. If the funding event does not occur, the maturity date will be March 1, 2009.	193,246	295,363

Unsecured note payable bearing 10% interest and having no maturity date.	33,000	—

	465,517	527,659

Less current maturities	(135,975)	(195,000)

	$329,542	$332,659

13

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 7.             NOTES PAYABLE

Notes payable consisted of the following at December 31:

	2007	2006

Various unsecured notes bearing 10% interest and maturing May 18, 2008. At December 31, 2007, the notes plus accrued interest of $233,423 are convertible into 3,418,975 shares of common stock of the Company from $0.51 to $0.75 per share.	$1,632,300	$2,632,300

Various convertible notes bearing 10% interest and maturing on June 30, 2008. These notes have 1,036,720 warrants attached and are secured by the Company’s uncollateralized accounts receivables. These notes, the exercise of the warrants, plus accrued interest of $62,580 are convertible into 3,069,830 shares of common stock of the Company at $0.51 per share. These notes must convert upon a public listing of the Company’s stock.	974,250	—

Note payable that bears interest at 18% and matures on July 16, 2008. This note is secured by 333,333 of the Company’s shares of one of the stockholders. This note can be converted into common stock of the Company at $0.60 per share.	200,000	—

Secured note payable with discounted interest of $31,220, due November 1, 2008 in the amount of $332,220. The note is secured by 1,500,000 of Company shares of one of the stockholders. The note carries 100,000 warrants for the purchase of the Company’s stock at $0.35 per share that expire on November 1, 2008.	332,220	—

Various unsecured notes payable that bear interest at 18% and mature on December 31, 2008.	492,738	—

Unsecured notes payable that bear interest at 48% and mature on August 1 and December 31, 2008.	300,000	150,000

Unsecured note payable that bears interest at 10% and matures on February 1, 2008. The maturity date was extended to the completion of a funding event by the Company of $5,000,000. If the funding event does not occur, the maturity date will be March 1, 2009.	97,054	181,154

Unsecured note payable that bears interest at 18% and has an original maturity of April 23, 2007, which was extended to July 5, 2008.	60,000	60,000

Unsecured note payable that bears interest at 18% and had an original maturity of April 23, 2007, which was extended to December 31, 2008.	31,221	45,000

Unsecured note payable that bore interest at 4.5% and matured on March 31, 2007.	—	55,100

	4,119,783	3,123,554

Less current maturities	(4,022,729)	(160,100)

	$97,054	$2,963,454

14

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 7.             NOTES PAYABLE (CONTINUED)

The aggregate amount of required payments at December 31, 2007 is as follows:

Years ending December 31,

2008	$4,022,729
2009	97,054

$4,119,783

During February 2006, a suit was filed against the Company regarding a note payable whose payments were not being made in accordance with the terms agreed to. This loan had a balance outstanding of $125,358 as of December 31, 2005 and was settled on June 5, 2006 for $66,396. As part of the settlement, the Company was released of all claims. The gain on settlement of $58,962 is included in other income in the statements of operations.

NOTE 8.             CUSTOMER DEPOSITS

During 2007, one customer paid in advance for future mail services. During 2006, two of the Company’s customers paid in advance for future mail services. As the Company provides services to these customers, the deposit balance is reduced. The amount outstanding as of December 31, 2007 and 2006 was $12,831 and $300,106, respectively.

NOTE 9.            EXCESS OF VALUE OF PUT OPTIONS OVER THE ESTIMATED FAIR VALUE OF SHARES

As of December 31, 2007, the Company had 3,200,000 shares of common stock outstanding that were granted put options as part of a Sale Option Agreement dated April 1, 2007 between the Company and a shareholder. These options have an exercise price of $1.00 per share and may be exercised at the rate of 160,000 shares per quarter beginning on April 1, 2008 and ending on January 1, 2013. The Sale Option Agreement expires on January 2, 2013.

At December 31, 2007, the Company’s stock was valued at $0.50 per share. Accordingly, a liability of $1,600,000 has been recorded for the difference between the stock price at December 31, 2007 and the exercise price times the number of shares.  The liability will be adjusted based on the Company’s stock price at the end of each reporting period. Any shares that are ultimately repurchased will be recorded as treasury stock at fair value of the shares at the time of repurchase.

15

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 10.          INCOME TAXES

The actual income tax expense for 2007 and 2006 differs from the statutory tax expense for the year (computed by applying the U.S. federal corporate tax rate of 34% to income before provision for income taxes) as follows:

		Effective		Effective
	2007	Tax Rate	2006	Tax Rate

Current:
Federal taxes at statutory rate	$(1,570,366)	34.00%	$(880,217)	34.00%
State income taxes, net of federal tax benefit	(92,783)	2.00	(75,696)	2.92
Other permanent differences	727,195	(15.74)	(132,107)	5.10
Change in valuation allowance	935,954	(20.26)	1,088,020	(42.02)

Total	$—	0.00%	$—	0.00%

The Company’s deferred tax assets are as follows:

	2007	2006

Deferred tax assets:
Depreciation and other	$168,947	$188,296
Allowance for doubtful accounts	57,748	50,111
Net operating loss carryover	4,202,679	3,255,013

Total	4,429,374	3,493,420
Less: Valuation allowance	(4,429,374)	(3,493,420)

Net deferred tax asset	$—	$—

As of December 31, 2007 the Company has available approximately $11,000,000 of operating loss carryforwards, which may be used in the future filings of the Company’s tax returns to offset future taxable income for United States income tax purposes. Net operating losses expire beginning in the year 2022. As of December 31, 2007 and 2006, the Company has determined that due to the uncertainty regarding profitability in the near future, a 100% valuation allowance is needed with regards to the deferred tax assets. Changes in the estimated tax benefit that will be realized from the tax loss carryforwards and other temporary differences will be recognized in the financial statements in the years in which those changes occur.

16

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 10.          INCOME TAXES (CONTINUED)

In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

NOTE 11.          STOCK OPTION PLAN

Employees of the Company have options to purchase shares of the Company’s common stock under an employee stock option plan (the “Plan”). Under the Plan, the total number of shares authorized is 6,000,000, of which 137,406 remain available. The options granted to employees vest over one to three years following the grant date and expire three years from the grant date.

On January 1, 2006, the Company adopted SFAS No. 123R, which requires compensation expense related to share based payments to be recognized in net income using a fair value measurement method at grant date.

For stock-based awards granted after January 1, 2006, the Company recognized compensation expense based on the estimated grant date fair value method using the Lattice option pricing model, adjusted for estimated forfeitures. There were no forfeitures during 2007.

For the year ended December 31, 2007, the Company recognized compensation expense of approximately $284,000, related to the adoption of SFAS No. 123R. The expense is reported within general and administrative expense in the accompanying statements of operations.

As of December 31, 2007, unrecognized compensation cost related to unvested stock-based awards totaled approximately $300,000. This cost is expected to be recognized over approximately three years.

SFAS No. 123R requires cash flows resulting from excess tax benefits to be classified as a part of cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions for exercised options in excess of the deferred tax asset attributable to the compensation cost for such options. There were no options exercised at December 31, 2007; therefore, the Company did not receive any cash payments or recognize any tax benefits from option exercises during 2007.

17

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 11.          STOCK OPTION PLAN (CONTINUED)

The Company calculates the fair value of each option award on the date of grant using the Lattice option pricing model. The per share average fair value of stock options granted to employees and a consultant during the year ended December 31, 2007 was $0.11.

The following weighted average assumptions were used for the reporting period ended December 31, 2007:

Expected life	2.57-3 years
Dividends	None
Average risk-free interest rate	4.90-5.12%
Expected volatility	24-32%

The Company’s stock was not actively traded on an exchange during 2007. Expected volatility is based on the historical volatility of comparable early stage companies based on the similarity in business focus, industry, and financial position. The computation of expected life is calculated based on the simplified method for 2007. The risk free interest rate for all periods is based upon a zero coupon U.S. Treasury bond with a similar life as the option at the time of grant.

The following table presents a summary of all stock options:

			Exercise
	Number of	Per Option	Price	Contractual	Intrinsic
	Shares	Share	Per Share	Term	Value
Balance at December 31, 2006:	—	$—	$—
Granted	5,862,594	0.30-0.60	0.30-0.60	2.57-3 years
Forfeited - Unvested	—

Balance at December 31, 2007:	5,862,594	$0.30-0.60	$0.30-0.60		$987,518

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the valuation of the Company’s stock at December 31, 2007 and the exercise price, multiplied by the number of options considered in-the-money) that would have been received by the option holders had all option holders exercised their options on December 31, 2007.

At December 31, 2007, 423,958 shares were eligible for exercising. The remaining 5,438,636 were ineligible for exercising as the vesting requirement had not been met.

These options are exercisable as follows:

	Options	Exercise Price

2008	2,570,865	$0.30-0.60
2009	1,645,865	$0.30
2010	1,645,864	$0.30

	5,862,594

18

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 12.                          COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has non-cancellable operating leases that expire in 2009. Rental expense under these leases was $122,492 and $109,785 for the years ended December 31, 2007 and 2006, respectively.

The future minimum rental payments under these leases for the years subsequent to December 31, 2007 are as follows:

2008	$140,000
2009	58,000

$198,000

Confidentiality and Non-Compete Agreement

On April 1, 2007 the Company entered into a five year confidentiality and non-compete agreement with one of its shareholders. The agreement becomes effective on April 1, 2008. It has a decreasing schedule of quarterly payments totaling $735,000 payable over five years ending January 1, 2013.

Litigation

The Company may become a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, there were no matters that would have a material adverse effect on the financial condition of the Company as of December 31, 2007 and 2006.

NOTE 13.                          COMMON STOCK

On January 15, 2007, the Company converted $54,890 of trade payables due to an unrelated third party into 91,483 shares of the Company’s common stock at $0.60 per share.

On July 1, 2007, a non executive director was granted 65,000 shares of the Company’s common stock representing a portion of total compensation as provided in a one year financial consulting agreement expiring May 31, 2008. The shares were valued at $0.60 per share. As part of this agreement, the non executive director was also granted options to purchase 925,000 shares of the Company’s common stock at $0.60 per share (NOTE 14).

On July 1, 2007, a member of management, as part of his compensation package, was granted 300,000 shares of the Company’s common stock representing a compensation bonus. The shares were valued at $0.60 per share.

19

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 13.                          COMMON STOCK (CONTINUED)

On September 1, 2007, a delivery service partner of the Company was granted 420,000 shares of the Company’s common stock at $0.34 per share as consideration for the service partner entering into an exclusive service agreement with the Company and as partial consideration for converting outstanding invoices due by the Company to the service partner into a promissory note in the amount of $276,659. As of December 31, 2007, there was approximately $143,000 recorded as an intangible asset in the accompanying balance sheets. The promissory note was paid off on November 15, 2007.

On September 14, 2007, a convertible note holder converted two promissory notes amounting to $1,000,000 and $64,445 in accrued interest into 2,087,146 shares of the Company’s common stock at a conversion price of $0.51 per share.

On May 15, 2006, a loan assumption and restructuring agreement was entered into, by and among the Company and Holston Investments, Inc. B.V.I. (“Holston”) whereby Holston assumed all of the Company’s obligations under various loans amounting to $3,197,000 in exchange for the complete and unconditional release of the Company from any obligation and the issuance by the Company to Holston of 3,144,608 shares of its common stock.

NOTE 14.                          SUBSEQUENT EVENTS

On January 8, 2008, two notes payable of $40,000 each were executed with two unrelated parties.  These notes bear interest at 18% and have a maturity date of December 31, 2008.

On February 10, 2008, the Company entered into a non binding Letter of Intent (LOI) with an unrelated Corporation (the “Corporation”) to exchange shares of the common stock of the Corporation for all of the issued and outstanding common stock of the Company. The LOI provides for, amongst other things, the acquisition of all the issued and outstanding common stock of the Company (including convertible debt, options and warrants) from the shareholders of the Company in exchange for 29,000,000 shares of the $0.001 par value common stock of the Corporation. Subsequent to the proposed exchange of the shares, the existing shareholders of the Corporation will own approximately 18.8% of the total shares outstanding of the Corporation. As a condition to the closing of the proposed exchange, the Company must raise a minimum of $5,000,000 in a private placement of the Corporation’s securities.

On February 20, 2008, the Company entered into an agreement with a Placing Agent (the “Agent”) to sell up to 10,000,000 shares of the Company’s common stock at $0.50 per share under a private placement offer. On March 20,2008, this agreement was amended to increase the number of shares to 20,000,000.  As of April 7, 2008, investors signed a subscription agreement amounting to approximately $6.1 million for the purchase of 12,205,000 common shares of the Company’s stock at $0.50 per share. The Agent will receive a cash fee of 10% of the total funds raised and will be granted warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares sold. The warrants to purchase common stock of the Company will have an exercise price of $0.50 per share with the exercise period expiring 3 years from the date of funding the Company.

20

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 14.                          SUBSEQUENT EVENTS (CONTINUED)

On February 22, 2008, a note payable of $250,000 was executed with an unrelated party. This note will bear interest at 10% and mature upon the occurrence of any funding event completed by the Company in the amount of $5,000,000 or greater. In the event that the funding does not occur, the maturity date will be June 30, 2008. Upon ten days notice from the funding event, the note holder has the option to extend the maturity date and convert the note into the Company’s common stock at $0.50 per share. The conversion option expires 180 days from the occurrence of the funding event. In addition, the note holder has been granted 250,000 warrants to purchase 250,000 common shares of the Company at a strike price of $0.50 per share. The exercise period of the warrants will expire on March 1, 2011.

On February 26, 2008, two notes payable of $125,000 each were executed with two unrelated parties. These notes will bear interest at 10% and mature upon the occurrence of any funding event completed by the Company in the amount of $5,000,000 or greater. In the event that the funding does not occur, the maturity date will be June 30, 2008. Upon ten days notice from the funding event, the note holders have the option to convert the notes into the Company’s common stock at $0.50 per share. The conversion option expires 180 days from the occurrence of the funding event. In addition, the note holders have each been granted 125,000 warrants to purchase 125,000 common shares of the Company at a strike price $0.50 per share. The exercise period of the warrants will expire on March 1, 2011.

On March 1, 2008, two members of management were granted common shares totaling 1,085,556 for unpaid compensation amounting to $325,667, as provided in their employment agreements. At December 31, 2007, approximately $277,000 was accrued for unpaid portions as of that date. These managers have agreed to accept a portion of their compensation due under their employment agreements for 2008 in common stock.

On March 1, 2008, an advisor to the Board of Directors was granted 350,000 shares of stock as part of his consulting agreement.

On March 12, 2008, a note payable of $100,000 was executed that will bear interest at 10% and has a maturity date of June 30, 2008 or the occurrence of any funding event completed by the Company totaling $5,000,000 or greater. Upon ten days notice from the funding event, the note holder has the option to extend the maturity date and convert the note into the Company’s common stock at $0.50 per share. The option expires 180 days from the occurrence of the funding event as defined herein. In addition, the note holder has been granted 100,000 warrants to purchase common stock of the Company at a strike price of $0.50 per share. The exercise period expires March 1, 2011.

21

SKYPOSTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 14.          SUBSEQUENT EVENTS (CONTINUED)

On March 15, 2008, as a condition to the reverse merger agreement, a non executive director was granted 40,000 shares of the Company’s common stock in exchange for 925,000 options at $0.60 per share that had been previously granted as part of a consulting agreement (NOTE 13).

On March 15, 2008, as a condition to the reverse merger agreement, a non executive director was granted 10,000 shares of the Company’s common stock in exchange for 100,000 warrants at $0.35 per share that had been previously granted as partial consideration for a promissory note executed between the Company and the non executive director.

On March 31, 2008, $2,256,550 in convertible notes and $311,529 in accrued interest were converted into 6,048,154 shares of the Company’s common stock at a conversion price of $0.34 - $0.56 per share.

On March 31, 2008, notes payable totaling $430,000, of which $250,000 were outstanding as of December 31, 2007, were converted into 1,057,141 shares of the Company’s common stock at a conversion price of $0.35 - $0.50 per share.

22